BOSTON CAPITAL TAX CREDIT FUND IV L.P.

_____________________________________

CERTIFICATION AND AGREEMENT
for
M.R.H., L.P.

____________________________________


    CERTIFICATION AND AGREEMENT made as January 31, 1997, by M.R.H., L.P., a Missouri limited partnership (the "Operating Partnership"); MARY RYDER HOME, a Missouri not for profit corporation (the "Operating General Partner"); and THE INSIGHT GROUP, INC., a Missouri corporation (the "Consultant") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV L.P., a Delaware limited partnership (the "Investment Partnership"), BCTC 94 , INC., a Delaware corporation (the "Special Limited Partner"), BOSTON CAPITAL ASSOCIATES IV L.P., a Delaware limited partnership (the "Investment General Partner"), MIDWEST CAPITAL CORPORATION, a Missouri corporation (the "Missouri Limited Partner"),
PEABODY & BROWN, CRAIG A. VAN MATRE, P.C. ("Van Matre"), JOSEPH W. MOONEY, III, Attorney At Law ("Mooney") and certain other persons or entities described herein. The Investment Partnership, the Special Limited Partner and the Missouri Limited Partner shall hereinafter be sometimes referred to collectively as the "Limited Partners".

    WHEREAS, the Operating Partnership proposes to admit the Limited
Partners as limited partners thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of January 1, 1997 (the "Operating Partnership Agreement") in accordance with which the Investment Partnership will make a substantial capital contribution to the Operating Partnership, the Special Limited Partner will make a $10 capital contribution to the Operating Partnership and the Missouri Limited Partner will make a $277,327 capital contribution to the Operating Partnership;

    WHEREAS, the Limited Partners and the Investment General Partner have relied upon certain information and representations described herein in evaluating the merits of investment by the Limited Partners in the Operating Partnership;

    WHEREAS, Peabody & Brown, as counsel for the Investment Partnership, the Special Limited Partner and the Investment General Partner, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

    WHEREAS, Van Matre, as counsel for the Missouri Limited Partner, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

    WHEREAS, Mooney, as counsel for the Operating Partnership and the Operating General Partner, will rely on such information and representations in connection with its delivery of certain opinions with respect to this transaction.

    NOW, THEREFORE, to induce the Limited Partners to enter into the Operating Partnership Agreement, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the Operating General Partner and the Consultant hereby agree as follows for the benefit of the Limited Partners, the Investment General Partner, Peabody & Brown, Van Matre, Mooney and certain other persons hereinafter described.

    1.   Representations, Warranties and Covenants of the
         Operating Partnership, the Operating General
         Partner and the Consultant

    The Operating Partnership, the Operating General Partner and the Consultant jointly and severally represent, warrant and certify to the Limited Partners, the Investment General Partner, Peabody & Brown, Van Matre and Mooney that, with respect to the Operating Partnership, as of the date hereof:

         1.01 The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the Operating General Partner and the Consultant have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the Operating General Partner and the Consultant have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership, the Operating General Partner or the Consultant is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership, the Operating General Partner or the Consultant or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the Operating General Partner and the Consultant, enforceable against each of them in accordance with its terms.

         1.02 All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Limited Partners, the Investment General Partner or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The Operating General Partner has also delivered to the Limited Partners, the Investment General Partner or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the Operating General Partner previously delivered, there has been no material adverse change in the financial position of the Operating General Partner. The estimates of occupancy rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partner.

         1.03 As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the Operating General Partner and the Consultant and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

         1.04 Each of the representations and warranties contained in the Operating Partnership Agreement is true and correct as of the date hereof.

         1.05 Each of the covenants and agreements of the Operating Partnership, the Operating General Partner and the Original Limited Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

         1.06      All conditions to admission of the
Limited Partners as limited partners of the Operating Partnership contained in the Operating Partnership Agreement have been satisfied.

         1.07      No default has occurred and is
continuing under the Operating Partnership Agreement or any of the Project Documents (as such term is defined in the Operating Partnership Agreement) for the Operating Partnership.

         1.08 The Operating General Partner agrees to take all actions necessary to claim the Projected Credit, including, without limitation, the filing of Forms 8609 with the Internal Revenue Service.

         1.09 No person or entity other than the Operating Partnership holds any equity interest in the Apartment Complex.

         1.10 The Operating Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

         1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

         1.12 No person or entity except the Operating Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

         1.13 The Operating General Partner is not related in any manner to the Limited Partners, nor is the Operating General Partner acting as an agent of the Limited Partners.

         1.14 The Apartment Complex does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership, the Operating General Partner nor the Original Limited Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

         1.15 The fair market value of the Apartment Complex exceeds the total amount of indebtedness encumbering the Apartment Complex and is expected to continue to do so throughout the term of such indebtedness.

         1.16 The Apartment Complex is not in violation of any State or local health or building code or regulation.

         1.17 As of December 31, 1996, the Operating Partnership had a basis in the Apartment Complex equal to at least 10% of its anticipated basis in the Apartment Complex as of December 31, 1998, and, all buildings in the Apartment Complex will be placed in service for purposes of Section 42 of the Code not later than December 31, 1998.

         1.18 The Apartment Complex does not receive assistance under the HUD Section 8 Moderate Rehabilitation Program other than under the Stewart B. McKinney Homeless Assistance Act of 1988.

         1.19 The Apartment Complex is located in a qualified census tract for purposes of Section 42(d)(5)(C) of the Code.

         1.20 A "qualified non-profit organization" as defined in Section 42(h)(5)(C) of the Code will own an interest in and materially participate in the development and operation of the Apartment Complex throughout the Compliance Period for purposes of Section 42(h)(5) of the Code.

         1.21 The Operating General Partner is the general partner of the Operating Partnership and will continue to remain as such at all times the Operating Partnership is in existence.

         1.22 The Operating General Partner is a qualified non-profit organization as defined in Section 42(h)(5)(C) of the Code.

         1.23 The Apartment Complex is currently licensed and operates as a "Residential Care Facility II" under the laws of the State and will continue to be so licensed and operate as such at all times. The services available to tenants of the Apartment Complex under the Contract For Dining Services and the Contract For Personal Services are strictly optional services to which tenants do not have to avail themselves as a condition of occupancy for an apartment unit in the Apartment Complex. For tenants not electing to utilize the services provided under the Contract For Dining Services, practical alternatives and facilities (including separate kitchen facilities) exist for tenants to obtain and prepare meals within the Apartment Complex. All bathing and dressing services are offered at no additional costs to the tenants.

         1.24 The Apartment Complex does not employ any skilled nursing personnel and tenants cannot receive skilled nursing care at the Apartment Complex.

         1.25 Each of the forty-eight (48) apartment units in the Apartment Complex has a lock on its door.

    2.   Indemnification

         2.01 The Operating General Partner (for purposes of this
Section 2.01, the "Indemnifying Party") agrees to indemnify and hold harmless the Limited Partners and the Investment General Partner (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

         2.02 The Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrange-ments satisfactory to any other Indemnifying Party or parties similarly noti-fied, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

    3.   Miscellaneous

         3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the Operating General Partner, the Consultant, the Investment General Partner, Peabody & Brown, Van Matre, Mooney and the Limited Partners (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

         3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

         3.03 Terms defined in the Operating Partnership Agreement but not otherwise defined herein shall have the meanings given them in the Operating Partnership Agreement.

    IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.



OPERATING PARTNERSHIP:             CONSULTANT:

M.R.H., L.P.                           THE INSIGHT GROUP, INC.


By: Mary Ryder Home,                By:/s/Timothy J. Butler
    its general partner                 Timothy J. Butler, President


       By:/s/Catherine A. Jones
         Catherine A. Jones
         Assistant Director

OPERATING GENERAL PARTNER:

MARY RYDER HOME


By:/s/Catherine A. Jones
    Catherine A. Jones,
    Assistant Director





Exhibit A

M.R.H., L.P.

FACT SHEET

1.  Sources and Uses of Funds

    A.   Sources of Funds

              (i)  First Mortgage Loan:          $1,817,466
              (ii) Second Mortgage Loan:         989,629
              (iii)     Capital Contribution (Operating
                     General Partner):      1,622,647
         (iv) Capital Contribution (Investment
                Partnership):               1,601,573
         (v)  Capital Contribution (Missouri
                Limited Partner):           277,327

                   Total Sources of Funds:            $6,308,642

    B.    Uses of Funds
                                                                To Be Paid
                                                      Total     At Closing

         (i)  Construction Costs (Paric Corp.):               $1,896,564  $
 0
         (ii) Construction Costs (BSI Constructors, Inc.): 262,655          0
         (iii)     Bid Consulting:                                       3,000
         0
         (iv) Alarms, Blinds, Etc.                                  10,745

  0
         (v)  Demolition:                                           13,280

  0
         (vi) Builder's Bond:                                       18,567

  0
         (vii)     Furniture and Fixtures:                           62,760

   0
    (viii)    Architectural Fees (Pfaff):                       113,793   15,750
    (ix) Architectural Fees (Kostecki):                         18,828
0
    (x)  Architectural Fees (Russell & Axon):                   20,396
 0
    (xi) Tax Credit Fees:                                      19,200
 0
    (xii)     Legal Fees (Insight Group):                       100,000
100,000
         (xiii)    Construction Interest:                           118,428
    0
    (xiv)     Construction Insurance:                             8,807
 0
    (xv) Pre-Construction Interest:                            13,551
0
    (xvi)     Environmental Study:                                  14,838

  0
         (xvii)    Survey & Engineering:                             6,780

  0
    (xviii)   Title and Recording and Disbursing:                 11,650
2,500
    (xix)     Cost Certification:                                2,500
 0
    (xx) Consulting Fee (Insight Group):                       87,250
50,000
    (xxi)     Land:                                                 92,446
    0
    (xxii)    Legal Fees (Neimann):                                8,500
 0
    (xxiii)   Other Legal Fees:                                  3,248
 0
    (xxiv)    Development Fee:                                   546,019
546,019
         (xxv)     Development Fee Int.:                               20,572

20,572
         (xxvi)    Tax Abatement:                                   1,190
 0
         (xxvii)   Working Capital Reserve:                       36,000
36,000
    (xxviii)  Construction Period Real Estate Taxes:       8,397          0
    (xxix)    Relocation Costs:                                   7,810
0
    (xxx)     Construction Loan Fee (Boatmen's):                9,119
0
    (xxxi)    Permanent Financing Fee (Equitable):         29,000         0
    (xxxii)   Permanent Financing Fee (Boatmen's):            4,543
0
    (xxxiii)  Paydown of First Mortgage                       1,495,000
610,550
    (xxxiv)   Operating Reserve:                              100,000
100,000
    (xxxv)    Repayment of Second Mortgage:                   989,629
989,629
    (xxxvi)   Second Mortgage Interest:                           66,427
66,42
7
    (xxxvii)  Property Appraisal:                             7,500         0
    (xxxviii) Return of Operating General Partner
         Capital Contribution:                                     59,999
 0
    (xxxix)   Contingency:                                      19,651
19,651

              Total Uses of Funds:                              $6,308,642
$2,55
7,098


2.  Construction Mortgage Financing

         A.   Lender:                     The Boatmen's
                                              National Bank of St.   Louis
         B.   Mortgage Amount:    $1,850,000
         C.   Note Date:     November 28, 1995
         D.   Interest Rate: Variable (Corporate Base Rate Plus 1/4%)
         E.   Term:     Repaid January 30, 1997

3.  First Mortgage Financing

         A.   Lender:   The Boatmen's  National Bank of St.     Louis
         B.   Mortgage Amount:    $1,817,465.92
         C.   Note Date:     January 29, 1997
         D.   Interest Rate: 8.75%
         E.   Term:     7 years

4.  Second Mortgage Financing

         A.   Lender:   Mary Ryder Home
    B.   Mortgage Amount:    $989,629
         C.   Note Date:     May 29, 1996
         D.   Interest Rate: 10%
         E.   Repaid:   January 30, 1997

5.  Grant

         A.   Grantor:  City of St. Louis (CDBG Program)
         B.   Grant Amount:  $225,000

6.  Eligible Basis:     $2,957,611

7.  Qualified Basis:    $3,364,283

8.  Capital Contribution (Operating
         General Partner):   $1,622,647

9.  Type of Credit:     9% low income housing
                   (with 130% increase in   basis due to
                   location in         Qualified Census Tract

10. Rent-up Schedule by Units:

         75% occupancy as of January 1, 1997
         88% occupancy by February 28, 1997
         100% occupancy by March 31, 1997

11. Projected Credit to the
     Investment Partnership (99%) $2,859,952

    A.   $277,058 for 1997,
    B. $285,995 per annum for each of the years 1998 through 2006, and
    C.   $8,937 for 2007.

12. Total Projected Credit to     the Operating Partnership
    (100%):        $2,888,840

    A.   $279,856 for 1997,
    B. $288,884 per annum for each of the years 1998 through 2006, and
    C.   $9,028 for 2007.

13. Projected Missouri Credit
    to the Missouri Limited Partner (100%)  $1,155,530

    A.   $111,942 for 1997;
    B.   $115,553 per annum for each of the years 1998 through 2006;
    and
    B.   $3,611 for 2007.

14. Tax Credit Approval:

    A.   Initial Tax Credit Application
         1.   Date:     January 29, 1996
         2.   Credit Amount Requested: $333,390

    B.   Firm Tax Credit Reservation
         1.   Date:     September 19, 1996
         2.   Credit Amount Reserved:  $288,884

    C.   Form 8609 Allocation
         1.   Date:     December 31, 1996
         2.   Credit Amount Allocated: $288,884
         3.   Credit Percentage:  8.60%

15. Apartment Complex:

    A.   Name:     The Mary Ryder Home
    B.   Address:  4361 Olive Street
                             St. Louis, MO
    C.   County:   St. Louis
    D.   Type of Project:    Residential Care    Facility II

16. Area Median Income: $46,900

17. Type of Apartments:

                                                 Approximate
                                                    Unit
                             Number       Square Ft.      Rent

Private Bedrooms                 16           192.5          $474
Semi-Private
  Bedroom                          32           220          $474

18. Annual Operating Expenses (beginning    in 1998): $141,203

19. Operating and  Working Capital Reserves:     $136,000

20. Annual Deposit to   Replacement Reserve Account:  $8,707

21. Amount of Annual Asset Management Fee   to Boston Capital Asset
    Management     Limited Partnership:     $3,500

22. Amount of Annual Missouri Asset    Management Fee to Missouri
       Limited Partner: $1,500

23. Amount of Annual Partnership  Management Fee to Operating
    General Partner:    $5,000

24. Amount of Annual Management   Incentive Fee to Operating
    General Partner:    60% of remaining Cash    Flow after certain priority
              distributions as set forth    in Article X of Operating     Partne
rship
   Agreement

25. Amount of Total Depreciable   Base Allocated to Personal    Property: $78,57
1

26. Completion Date:    June 5, 1996

27. Total Capital Contribution of Investment Partnership and    Missouri
    Limited Partner:    $1,878,900

28. Schedule of Capital Contribution:

    A. $934,451 (the "First Installment") will be made $795,787 by the Investment Partnership and $138,664 by the Missouri
Limited Partner upon the latest of (i) State Designation,
(ii) Construction Mortgage Closing, (iii) Permanent Mortgage
Commitment or (iv) the Admission Date;

   B. $934,449 (the "Second Installment") will be made $795,786 by the Investment Partnership and $138,663 by the Missouri
Limited Partner upon the latest of (i) Completion Date,
(ii) Cost Certification, (iii) receipt by the Limited
Partners of the Updated Title Policy, (iv) Contractor's
Release Date, (v) December 31,1997,  (vi) the Initial 100%
Occupancy Date, (vii) Permanent Mortgage Commencement,
(viii) Rental Achievement, or (ix) satisfaction of all conditions to the payment of the First Installment; and

   C. $10,000 (the "Third Installment") will be made by the Investment Partnership upon the later to occur of (i) Rental Achievement Confirmation, (ii) release of all UCC Financing Statements executed by the Limited Partners or
(iii) satisfaction of all conditions to the payment of the First and Second Installments;

29. Fees, Special Distributions, Return of Capital and Other Items to be paid from Capital Contributions of Limited Partners:

    A.   Repayment of First Mortgage Debt:  $1,495,000
    B.   Pfaff Partnership:  $     15,750
    C.   Reserve Funding:    $   136,000
    D.   Other Direct Development Costs:    $   172,151
    E.   Return of Operating General Partner
           Capital Contribution:  $     59,999

30. Operating General Partner:    Mary Ryder Home
                        Address:  4361 Olive Street
                                       St. Louis, MO 63108

                Telephone Number: (314)531-1144

    Contact Persons:    Ms. Catherine A. Jones

31. Ownership Interests
                                                  Normal       Capital
Cash
                                                 Operations     Transactions
Flow

    Operating General
     Partner:                             1%             74.99%      80%

    Investment Partnership:                99%           24.99%     20%

    Special Limited Partner:              0%               0.01%         0%

    Missouri Limited Partner:                 0%           0.01%        0%

32. Management Agent:   Mary Ryder Home

    Contact Persons:    Ms. Catherine A. Jones
    Address:  4361 Olive Street
                   St. Louis, MO 63108
    Telephone Number:   (314)531-1144
    Amount of Fee: 8% of gross     monthly collected rents

33. Builder:  Paric Corporation
    Address:  689 Craig Road
             St. Louis, MO 63141

    Amount of Compensation:  $1,896,564

34. Builder:  BSI Constructors, Inc.
    Address:  6767 Southwest Avenue
                        St. Louis, MO  63143
    Amount of Compensation:  $262,655

35. Architect:     Pfaff Partnership, Inc.
    Address:  180 Weidman Road
                         Manchester, MO 63021

         Amount of Fee: $113,793

36. Auditor:  Boyd, Franz &  Stephans LLP
    Contact Person:     John Nanos

    Address:  12755 Olive Street
                        Suite 11
                        St. Louis, MO 63141

    Telephone Number:   (314)576-7400

37. Tax Return Preparer:     Boyd, Franz &  Stephans LLP

    Contact Persons:    John Nanos


    Address:  12755 Olive Street  Suite 11
                        St. Louis, MO 63141

    Telephone Number:   (314)576-7400

38. Federal Taxpayer ID Number:   43-1759307

39. Building Breakdown:      Building No.   No. of Units   BIN #

         1              48   MO-96-00282

40. MHDC 1996 LIHTC Case Number:  96-031


cc:  Boston Capital Communications Limited Partnership
     Accounting Department



                             Exhibit B

Certificate of Operating Partnership,
Operating General Partner and Consultant

Re:  Lack of Disqualifications

    The Operating Partnership, its Operating General Partner and the Consultant (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that none of (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership),
(iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of any Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

         (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;

         (2) Has been convicted of or pleaded nolo contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

         (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to
(b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

         (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

         (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

         (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

         (7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

         (8)  Has willfully violated any provision of the Securities
Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

         (9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

         (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

         (11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

         (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

         (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Pennsylvania Act.

    If the Operating Partnership is subject to the requirements of
Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).